Exhibit 24(a)
POWER OF ATTORNEY
     KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Harris Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,500,000 shares of Harris Corporation’s common stock, par value $1.00 per share, that may be offered and sold under the Harris Corporation Retirement Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the dates indicated.

SIGNATURE	DATE

/s/ Thomas A. Dattilo	November 30, 2009
Thomas A. Dattilo
Director

/s/ Terry D. Growcock	November 30, 2009
Terry D. Growcock
Director

/s/ Lewis Hay III	December 2, 2009
Lewis Hay III
Director

/s/ Stephen P. Kaufman	November 30, 2009
Stephen P. Kaufman
Director

/s/ Leslie F. Kenne	December 8, 2009
Leslie F. Kenne
Director

/s/ David B. Rickard	December 1, 2009
David B. Rickard
Director

/s/ Gregory T. Swienton	December 8, 2009
Gregory T. Swienton
Director

/s/ Hansel E. Tookes II	December 8, 2009
Hansel E. Tookes II
Director